UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2004

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14993

(Commission File Number)

58-1469127

(IRS Employer Identification No.)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)

(706) 576-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On January 29, 2004, Carmike Cinemas, Inc. (the “Company”) announced that it had received as of the consent solicitation payment deadline on January 28, 2004 valid tenders and consents representing greater than a majority in aggregate principal amount of its outstanding 10 3/8% senior subordinated notes due 2009 (the “Old Notes”) pursuant to its previously announced cash tender offer. On January 28, 2004, the Company, the guarantors of the Old Notes and the trustee under the indenture governing the Old Notes executed a supplemental indenture that the Company is filing as an exhibit to this Current Report on Form 8-K.

     On February 4, 2004, the Company announced the completion of a private offering of 7.500% senior subordinated notes due 2014 (the “New Notes”) to qualified institutional investors for net proceeds, after discounts and estimated expenses, of $143.9 million and new senior secured credit facilities consisting of a $50.0 million revolving credit facility and a $100.0 million five-year term loan. The Company is filing as exhibits to this Current Report on Form 8-K certain documents related to the New Notes, the $50.0 million revolving credit facility and the $100.0 million five-year term loan.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

4.1	First Supplemental Indenture, dated as of January 28, 2004, among the Company, each of the Guarantors named therein and Wilmington Trust Company, as Trustee.

4.2	Indenture, dated as of February 4, 2004, among the Company, each of the Guarantors named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.

4.3	Registration Rights Agreement, dated as of February 4, 2004, among the Company, each of the Guarantors named therein and Goldman, Sachs & Co.

10.1	$50,000,000 Senior Secured First Priority Revolving Credit Facility, dated as of February 4, 2004, among the Company, each of the Guarantors named therein, the Lenders party to the agreement from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent, Wells Fargo Foothill, Inc., as Administrative Agent and Collateral Agent, and CIT Lending Services Corporation and General Electric Capital Corporation, as Co-Documentation Agents.

10.2	$100,000,000 Senior Secured Second Priority Credit Facility, dated as of February 4, 2004, among the Company, each of the Guarantors named therein, the Lenders party to the agreement from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent, and National City Bank, as Administrative Agent and Collateral Agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2004.
CARMIKE CINEMAS, INC.
	By:	/s/ Martin A. Durant
Martin A. Durant
Senior Vice President - Finance, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of January 28, 2004, among the Company, each of the Guarantors named therein and Wilmington Trust Company, as Trustee.

4.2	Indenture, dated as of February 4, 2004, among the Company, each of the Guarantors named therein and Wells Fargo Bank Minnesota, National Association, as Trustee.

4.3	Registration Rights Agreement, dated as of February 4, 2004, among the Company, each of the Guarantors named therein and Goldman, Sachs & Co.

10.1	$50,000,000 Senior Secured First Priority Revolving Credit Facility, dated as of February 4, 2004, among the Company, each of the Guarantors named therein, the Lenders party to the agreement from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent, Wells Fargo Foothill, Inc., as Administrative Agent and Collateral Agent, and CIT Lending Services Corporation and General Electric Capital Corporation, as Co-Documentation Agents.

10.2	$100,000,000 Senior Secured Second Priority Credit Facility, dated as of February 4, 2004, among the Company, each of the Guarantors named therein, the Lenders party to the agreement from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent, and National City Bank, as Administrative Agent and Collateral Agent.

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